     As filed with the Securities and Exchange Commission on March 11, 1999
                        Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------

                           THE GYMBOREE CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                                           94-2615258
----------------------------                             -------------------

(State or other jurisdiction                                (IRS Employer
    of incorporation)                                    Identification No.)

                       700 Airport Boulevard, Suite 200
                         Burlingame, California  94010
                   (Address of principal executive offices)
                            -----------------------

                  Amended and Restated 1993 Stock Option Plan
                           (Full Title of the Plan)
                            ----------------------

                               LAWRENCE H. MEYER
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           THE GYMBOREE CORPORATION
                       700 AIRPORT BOULEVARD, SUITE 200
                         BURLINGAME, CALIFORNIA 94010
                    (Name and address of agent for service)

                                (650) 579-0600
         (Telephone number, including area code, of agent for service)
                           ------------------------

                                   Copy to:
                            JEFFREY D. SAPER, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

=========================================================================================================================
Title of                                       Amount            Proposed                Proposed           Amount of
Securities to                                  to be        Maximum Offering        Maximum Aggregate      Registration
be Registered                                Registered    Price Per Share/(1)/    Offering Price/(1)/         Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, per share     2,000,000          $9.69              $19,380,000.00          $5,387.64
=========================================================================================================================

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the additional 2,000,000 shares reserved for issuance under the Amended and Restated 1993 Stock Option Plan and registered hereby has been estimated to be the average of the high and low prices reported in the Nasdaq National Market on March 3, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed for the purpose of registering 2,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") of The Gymboree Corporation, a Delaware corporation (the "Registrant"), to be issued pursuant to the Registrant's Amended and Restated 1993 Stock Option Plan (the "Plan").

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.
         -------------------------------------

     The Registrant hereby incorporates by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the year ended January 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act").

     (b) The Registrant's quarterly report on Form 10-Q for the quarter ended October 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 17, 1993 (File No. 0-21250), filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

       Exhibit
       Number
       -------

          4.1  Amended and Restated 1993 Stock Option Plan.

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

          23.1 Independent Auditors' Consent.

          23.2 Consent of Counsel (included in Exhibit 5.1).

          24.1 Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Gymboree Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on March 11, 1999.


                                THE GYMBOREE CORPORATION


                                By: /s/ Lawrence H. Meyer
                                    ---------------------------------------
                                        Lawrence H. Meyer, Senior Vice
                                        President and Chief Financial Officer




                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary White and Lawrence H. Meyer, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                        TITLE                        DATE
-------------------           --------------------             ------------

/s/ Gary White                 President and Chief             March 11, 1999
---------------------------
 (Gary White)                  Executive Officer,
                               Director (Principal
                               Executive Officer)


/s/ Lawrence H. Meyer          Senior Vice President and       March 11, 1999
---------------------------
(Lawrence H.  Meyer)           Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)


/s/ Stuart G. Moldaw           Director                        March 11, 1999
---------------------------
(Stuart G. Moldaw)


/s/ Carole J. Whitacre           Director                      March 11, 1999
---------------------------
(Carole J. Whitacre)


/s/ Walter F. Loeb             Director                        March 11, 1999
---------------------------
(Walter F. Loeb)


/s/ Barbara L. Rambo           Director                        March 11, 1999
---------------------------
(Barbara L. Rambo)


/s/ Jerome A. Chazen           Director                        March 11, 1999
---------------------------
(Jerome A. Chazen)


/s/ William U. Westerfield     Director                        March 11, 1999
---------------------------
(William U. Westerfield)

                               INDEX TO EXHIBITS

                                                           Sequentially
Exhibit                                                         Numbered
Number           Description
-------   ---------------------------
                                                              Page
                                                           -----------
  4.1     Amended and Restated 1993 Stock Option Plan

  5.1     Opinion of Wilson Sonsini Goodrich &
          Rosati, Professional Corporation

  23.1    Consent of Deloitte & Touche LLP

  23.2    Consent of Wilson Sonsini Goodrich &
          Rosati, Professional Corporation
          (Contained in Exhibit 5.1)

 24.1    Power of Attorney (See page II-4)